EXHIBIT 21

SUBSIDIARIES OF THE REGISTRANT

Name	Incorporation	Doing Business as

KAZ Hausgerate GmbH	Austria	Same Name
Helen of Troy Limited	Barbados	Same Name
Helen of Troy do Brasil Ltda.	Brazil	Same Name
Kaz Canada Ltd.	Canada	Same Name
H.O.T. Cayman Holding	Cayman Islands	Same Name
Helen of Troy (Cayman) Limited	Cayman Islands	Same Name
Helen of Troy Chile, S.A.	Chile	Same Name
Enviracaire Home Appliances (Shenzhen) Co. Ltd.	China	Same Name
Helen of Troy Consulting (Shenzhen) Company Limited	China	Same Name
Kaz Home Appliance (Shenzhen) Company Limited	China	Same Name
Kaz Home Appliance Technical Consultancy (Shenzhen) Co. Ltd.	China	Same Name
Kaz Home Appliance Technology (Shenzhen) Co. Ltd.	China	Same Name
Helen of Troy Colombia S.A.S.	Colombia	Same Name
Helen of Troy Costa Rica, S.A.	Costa Rica	Same Name
Helen of Troy SARL	France	Same Name
Kaz France SAS	France	Same Name
Helen of Troy GmbH	Germany	Same Name
Kaz Hausgerate GmbH	Germany	Same Name
Helen of Troy Services Limited	Hong Kong	Same Name
Kaz (Far East) Limited	Hong Kong	Same Name
Helen of Troy Szolgaltato KFT	Hungary	Same Name
Kaz - Equipment Ireland Ltd.	Ireland	Same Name
HOT (Jamaica) Limited	Jamaica	Same Name
H.O.T. (Luxembourg) SARL	Luxembourg	Same Name
Helen of Troy Comercial Offshore de Macau Limitada	Macau	Same Name
Kaz Canada, Inc.	Massachusetts	Same Name
Kaz USA, Inc.	Massachusetts	Same Name
Enviracaire de Mexico, S. de R.L. de C.V.	Mexico	Same Name
Helen of Troy de Mexico S.de R.L. de C.V.	Mexico	Same Name
Helen of Troy Servicios S.de R.L. de C.V.	Mexico	Same Name
Helen of Troy Canada, Inc.	Nevada	Same Name
Helen of Troy Nevada Corporation	Nevada	Same Name
HOT Latin America, LLC	Nevada	Same Name
HOT Nevada Inc.	Nevada	Same Name
Idelle Management Company	Nevada	Same Name
OXO International Inc.	Nevada	Same Name
Kaz, Inc.	New York	Same Name
Pur Water Purification Products, Inc.	Ohio	Same Name
Kaz Iberica - Produtos De Consumo, S.A.	Portugal	Same Name
Kaz Consumer Products, S.L.U.	Spain	Same Name
Kaz Europe SA	Switzerland	Same Name
Helen of Troy Texas Corporation	Texas	Same Name
Helen of Troy L.P.	Texas Limited Partnership	Same Name, Helen of Troy, Belson Products, and Fusion Tools
Idelle Labs, Ltd.	Texas Limited Partnership	Same Name
OXO International Ltd.	Texas Limited Partnership	Same Name
Helen of Troy International B.V.	The Netherlands	Same Name
Kaz International Holdings B.V.	The Netherlands	Same Name
HOT (UK) Limited	United Kingdom	Same Name
Kaz Consumer Products (UK) Limited	United Kingdom	Same Name
Fontelux Trading, S.A.	Uruguay	Same Name